NOTICE OF GUARANTEED DELIVERY
                                       FOR
                       TENDER OF SHARES OF COMMON STOCK OF

                          THE FRANCE GROWTH FUND INC.


      This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a stockholder's certificates for shares of common stock, par value $0.01 per share (the "Shares") of The France Growth Fund Inc., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 12:00 midnight Eastern time, February 28, 2001, or such later date to which the Offer is extended (the "Expiration Date"). Such form may be delivered by hand or transmitted by telegram or mail to the Depositary, and must be received by the Depositary on or before the Expiration Date. See Section 4, "Procedures for Tendering Shares," of the Offer to Purchase dated January 31, 2001 (the "Offer to Purchase").



                                       THE DEPOSITARY:
                                          PFPC INC.

                                     DEPOSITARY ADDRESSES:

        BY FIRST CLASS MAIL:         BY REGISTERED, CERTIFIED                           BY HAND:
                                        OR EXPRESS MAIL OR
                                        OVERNIGHT COURIER:
               PFPC Inc.                     PFPC Inc.                      Securities Transfer & Reporting
c/o EquiServe Trust Company, N.A     c/o EquiServe Trust Company, N.A.               Services, Inc.
      Attn: Corporate Actions             Attn: Corporate Actions          c/o EquiServe Trust Company, N.A.
            P.O. Box 43025                  40 Campanelli Drive                    100 William Street
     Providence, RI 02940-3025              Braintree, MA 02184                    New York, NY 10038


    DEPOSITARY TELEPHONE NUMBER TO CONFIRM RECEIPT OF NOTICES 1-800-331-1710


-------------------------------------------------------------------------------
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE DOES NOT
                           CONSTITUTE A VALID DELIVERY
-------------------------------------------------------------------------------

Ladies and Gentlemen:

  The undersigned hereby tenders to The France Growth Fund Inc. (the "Fund"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated January 31, 2001 (the "Fund's Offer") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 4, "Procedures for Tendering Shares," of the Offer to Purchase.

--------------------------------------------------------------------------------

Number of Shares Tendered-------------------------------------------------------

Certificate Nos. (if available):
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If Shares will be tendered by book-entry transfer, check box:

[_] The Depository Trust Company

Account Number:

--------------------------------------------------------------------------------

Name(s) of Record Holder(s):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Area Code and Telephone Number:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Taxpayer Identification (Social Security) Number:

--------------------------------------------------------------------------------

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's dividend reinvestment and cash purchase plan:

 ----- Yes ----- No

                  (Note: If neither of these boxes is checked,
             any such uncertificated Shares will NOT be tendered.)



Dated:---------------------------------     ----------------------------------

                                            ----------------------------------
                                                       Signature(s)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    GUARANTEE

   The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer) into the Depositary's account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, within three business days after the Expiration Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e- 4 under the Securities Exchange Act of 1934, as amended.




  Name of Firm:---------------------------     --------------------------------
                                              (AUTHORIZED SIGNATURE)

  Address:-------------------------------     Name:----------------------------
                                                         (PLEASE PRINT)

   -------------------------------------      Title:---------------------------
   CITY         STATE         ZIP CODE

  Area Code and Tel. No.--------------------  Dated:---------------------------


           DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE
            CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL
--------------------------------------------------------------------------------
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